UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 25, 2016

(Date of earliest event reported)

QUANEX BUILDING PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas		77027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 25, 2016, as part of a planned expansion of its manufacturing and storage facilities located in Cambridge, Ohio, Quanex IG Systems, Inc. (“IG Systems”) entered into an amended and restated lease with Lauren Real Estate Holding LLC (the “Restated Lease”). IG Systems is a wholly-owned subsidiary of Quanex Building Products Corporation (the “Registrant”). The Restated Lease amends and replaces in its entirety the Lease Agreement between the parties dated March 31, 2011 (the “Prior Lease”), which was filed with the Securities and Exchange Commission as Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012.

The Restated Lease contains various terms and conditions, including:

•	An initial term of fifteen years, with an option to extend the lease for two additional terms of five years each;

•	For the existing premises that were leased pursuant to the Prior Lease, monthly lease payments will remain $76,465 for the first three years of the lease, subject to adjustment each three years thereafter in accordance with the United States Consumer Price Index;

•	For the expanded portion of the premises being added as part of the Restated Lease, IG Systems will owe additional monthly lease payments in an amount to be determined based on the construction costs associated with the premises expansion;

•	Additional charges associated with pro rata taxes, insurance, and common area maintenance; and

•	Other representations, limitations, warranties, commitments and covenants that are standard and customary for a lease of this type.

The foregoing discussion of the Restated Lease is a summary only, does not contain a full and complete description of all terms of the Restated Lease, and is qualified in its entirety by reference to the full text of the Restated Lease, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.

10.1	Amended and Completely Restated Lease Agreement dated August 25, 2016 between Lauren Real Estate Holding LLC and Quanex IG Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
(Registrant)

August 26, 2016	/S/ KEVIN P. DELANEY
(Date)	Kevin P. Delaney Senior Vice President-General Counsel & Secretary

Exhibit Index

10.1	Amended and Completely Restated Lease Agreement dated August 25, 2016 between Lauren Real Estate Holding LLC and Quanex IG Systems, Inc.